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                                                              Exhibit 10 (lxxxv)

                             AMENDMENT NO. 6 TO THE
                      NACCO MATERIALS HANDLING GROUP, INC.
                      LONG-TERM INCENTIVE COMPENSATION PLAN
                      -------------------------------------

         NACCO Materials Handling Group, Inc. hereby adopts this Amendment No. 6 to the NACCO Materials Handling, Inc. Long-Term Incentive Compensation Plan (the "Plan"), effective as of the date of execution. Words and phrases used herein with initial capital letters which are defined in the Plan are used herein as so defined.

                                    SECTION 1
                                    ---------

         The Plan is hereby amended by adding the following new paragraphs to the beginning thereof, to read as follows:

              "Freeze of Benefits, Vesting and Termination of Plan

         Effective as of January 1, 2000, the Company has decided to replace the Plan with another incentive compensation plan. Consequently, notwithstanding anything in the Plan to the contrary:

         1. Effective as of the date of the execution of this Amendment, no additional Awards shall be made under the Plan and benefits under the Plan shall be frozen. Since, under Section 2(b) of the Plan, the Book Value of the Book Value Appreciation Units is determined as of the Quarter Date preceding the applicable date, all Book Value Appreciation Units currently outstanding under the Plan shall be valued as of December 31, 1999, which is the Quarter Date preceding the date on which benefits under the Plan were frozen.

         2. Effective as of May 5, 2000, pursuant to the powers granted to the Nominating, Organization and Compensation Committee of the Board of Directors under Section 8 hereof, the Plan is hereby terminated. Under Section 5.2(a)(iv) of the Plan, therefore, all outstanding Book Value Appreciation Units shall be vested as of the date of termination. As such, as soon as practicable after that date, grantees shall receive a check in full payment of such Book Value Appreciation Units or the value thereof shall be deferred under and into the Unfunded Plan (for those grantees who have made an irrevocable election to defer receipt of all or part of their Book Value Appreciation Units in accordance with the terms of the Unfunded Plan).

                  EXECUTED this 24th day of March, 2000.
                                ----        -----

                                        NACCO MATERIALS HANDLING GROUP, INC.

                                        By: /s/ Reginald R. Eklund
                                                ------------------------
                                                Title: President and CEO